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                                                               EXHIBIT (10)(xii)


                        AMERICAN STANDARD COMPANIES INC.
                              STOCK INCENTIVE PLAN

                (As Amended and Restated as of December 5, 1996)



                                   SECTION 1.

                                     PURPOSE

            The purpose of the Plan is to foster and promote the long-term financial success of the Company and materially increase shareholder value by
(a) motivating superior performance by means of performance-related incentives,
(b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.



                                   SECTION 2.

                                   DEFINITIONS

            2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

            (a)   "Act" means the Securities Exchange Act of 1934, as amended.

            (b) "Adjustment Event" shall mean any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

            (c)   "Board" means the Board of Directors of the Company.

            (d) "Cause" means a Participant's (i) willful and continued failure substantially to perform his duties with the Company or any Subsidiary (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), after a demand for substantial performance is delivered to such Participant by
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      the Chairman of the Board or any executive officer which specifically identifies the manner in which it is believed that such Participant has not substantially performed his duties, or (ii) the willful engaging by such Participant in illegal misconduct materially and demonstrably injurious to the Company or any Subsidiary or to the trustworthiness or effectiveness of such Participant in the performance of his duties. For purposes hereof, no act, or failure to act, on such Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or a Subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by such Participant in good faith and in the best interest of the Company or such Subsidiary.

            (e) "Change of Control" shall mean the occurrence of any of the following events:

                  (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then-outstanding securities (a "15% Beneficial Owner"); provided, however, that (a) the term "15% Beneficial Owner" shall not include (1) Kelso ASI Partners, L.P. and Kelso American Standard Partners, L.P. ("Kelso") and their affiliates or their immediate transferees provided that any such transferee holding 15% or more of the combined voting power of the Company's outstanding securities following any such transfer does not following or concurrently with such transfer acquire any additional shares of such securities except from Kelso or any of their affiliates or (2) any Beneficial Owner who has crossed such 15% threshold solely as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition by the Company of Company securities, until such time thereafter as such person acquires additional voting securities other than directly from the Company and, after giving effect to such acquisition, such person would constitute a 15% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Act with respect to Company securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10% of the combined voting power of the Company's then-outstanding securities;

                  (ii) during any period of two consecutive years beginning
            after


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            December 1, 1996, individuals who at the beginning of such period constitute the Board together with those individuals who first become directors during such period (other than by reason of an agreement with the Company or the Board in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board;

                  (iii) the shareholders of the Company approve a merger,
            consolidation, recapitalization or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii),
            (a) such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or of such surviving entity or of any subsidiary of the Company or such surviving entity and (b) voting securities beneficially owned by such persons who receive them other than as holders of voting securities of the Company outstanding immediately prior to such transaction shall not be taken into account for purposes of determining whether such 75% threshold (or such relative voting power) is satisfied;

                  (iv) the shareholders of the Company approve a plan of
            complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets of the Company unless following the completion of such liquidation or dissolution, or such sale or disposition, the 75% threshold (and relative voting power) requirements set forth in sub-


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            paragraph (iii) above are satisfied; or

                  (v) any other event which the Committee determines shall constitute a Change of Control for purposes of this Plan;

      provided, however, that a Change of Control shall not be deemed to have occurred if one of the following exceptions applies:

            (1) Unless a majority of the Continuing Directors and of the Committee determine that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Company: (A) any person who has entered into a binding agreement with the Company, which agreement has been approved by two-thirds of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Company (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Company or any Subsidiary; (C) any Subsidiary; or (D) the Company.

            (2) Unless a majority of the Continuing Directors and of the Committee determine that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by or of the Company of or by another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Company, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

            Notwithstanding the foregoing, unless otherwise determined by a majority of the Continuing Directors, no Change of Control shall be deemed to have occurred with respect to a particular Participant if the Change of Control results from actions or events in which such Participant is involved in a capacity other than solely as an officer, employee or director of the Company.


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            For purposes of the foregoing definition of Change of Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on December 1, 1996) under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

            f) "Change of Control Settlement Value" shall mean, with respect to a share of Common Stock, the excess of the Change of Control Stock Value over the option price of the Option covering such share of Common Stock, provided that, with respect to any Option which is an Incentive Stock Option immediately prior to the election to receive the Change of Control Settlement Value, the Change of Control Settlement Value shall not exceed the maximum amount permitted for such Option to continue to qualify as an Incentive Stock Option.

            (g) "Change of Control Stock Value" shall mean the value of a share of Common Stock determined as follows:

                  (i) if the Change of Control results from an event described in clause (iii) of the Change of Control definition, the highest per share price paid for shares of Common Stock of the Company in the transaction resulting in the Change of Control;

                  (ii) if the Change of Control results from an event described in clauses (i), (ii) or (v) of the Change of Control definition and no event described


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            in clauses (iii) or (iv) of the Change of Control definition has occurred in connection with such Change of Control, the highest sale price of a share of Common Stock of the Company on any trading day during the 60 consecutive trading days immediately preceding and following the date of such Change of Control as reported on the New York Stock Exchange Composite Tape, or other national securities exchange on which the Common Stock is traded, and published in The Wall Street Journal; or

                  (iii) if the Change of Control results from an event described in clause (iv) of the Change of Control definition, the price per share at which shares of Common Stock are redeemed or exchanged by their holders in the transaction described in such clause (iv) or, if there has been no such redemption or exchange, the higher of the amounts determined in accordance with clause (i) or clause (ii) of this Change of Control Stock Value definition.

            (h) "Code" means the Internal Revenue Code of 1986, as amended.

            (i) "Committee" means the Management Development and Nominating Committee of the Board (or such other committee of the Board that the Board shall designate), which shall consist of two or more members, each of whom shall be "disinterested persons" within the meaning of Rule 16b-3, as promulgated under the Act and serving at the pleasure of the Board.

            (j) "Common Stock" means the common stock of the Company, par value $0.01 per share.

            (k) "Company" means American Standard Companies Inc., a Delaware corporation, and any successor thereto.

            (l) "Disability" means a Participant's inability, due to reasonably documented physical or mental illness, for more than six months to perform his duties with the Company or a Subsidiary on a full time basis if, within 30 days after written notice of termination has been given to such Participant, he shall not have returned to the full time performance of his duties.

            (m) "Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock for each Restricted Unit awarded to a Participant in accordance with Section 7 of the Plan.

            (n) "Employee" means any officer or other key employee of the Company or any of its Subsidiaries, including any employee of a minority-owned joint venture.


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            (o) "Fair Market Value" means, on any date, the average of the highest and lowest sales price reported for such day on a national exchange or the average of the highest and lowest bid and asked prices on such date as reported on a nationally recognized system of price quotation. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

            (p) "Incentive Award" means the award of an Option, a Stock Appreciation Right, a Restricted Unit, or Restricted Stock under the Plan and shall also include an award of Common Stock or Restricted Units made in conjunction with other incentive programs established by the Company.

            (q) "Kelso" means Kelso ASI Partners, L.P. and Kelso American Standard Partners, L.P.

            (r) "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an "Incentive Stock Option" with the meaning of Section 222 of the Code or (ii) an Option which is not an Incentive Stock Option (a "Non-Qualified Stock Option").

            (s) "Participant" means any Employee designated by the Committee to receive an Incentive Award under the Plan.

            (t) "Plan" means the American Standard Companies Inc. Stock Incentive Plan, as set forth herein and as the same may be amended from time to time.

            (u) "Public Offering" means the Company's offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission that covers (together with prior effective registrations) not less than 15% of the shares of Common Stock outstanding at the closing of such offering on a fully diluted basis.

            (v) "Restricted Period" means the period during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Section 7 of the Plan.

            (w) "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan which is subject to forfeiture and restrictions on transferability in accordance with Section 7 of the Plan.

            (x) "Restricted Unit" means a Participant's right to receive pursuant to the


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      Plan one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 7 of the Plan.

            (y) "Retirement" means termination of a Participant's employment on or after the date the Participant attains age 55 with 10 years of service.

            (z) "Stock Appreciation Right" means the right to receive a payment from the Company, in cash or Common Stock, in an amount determined under
      Section 6.12 of the Plan.

            (aa) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.



            2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.



                                   SECTION 3.

                          ELIGIBILITY AND PARTICIPATION

            Participants in the Plan shall be those Employees selected by the Committee to participate in the Plan.



                                   SECTION 4.

                                 ADMINISTRATION

            4.1. Power to Grant and Establish Terms of Awards. The Committee shall have the authority, subject to the terms of the Plan, to determine the Employees to whom Incentive Awards shall be granted and the terms and conditions of any and all Incentive Awards, including but not limited to the number of shares of Common Stock to be covered by each Incentive Award, the time or times at which Incentive Awards shall be granted, and the terms and provisions of the instruments by which Options shall be evidenced; to designate Options as Incentive Stock Options or Non-Qualified Stock Options; and to determine the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in


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effect. The proper officers of the Company may suggest to the Committee the
Participants who should receive Incentive Awards. The terms and conditions of each Incentive Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Incentive Award has been granted. The Committee may establish different terms and conditions for different Participants receiving Incentive Awards and for the same Participant for each Incentive Award such Participant may receive, whether or not granted at different times. The grant of any Incentive Award to any Employee shall neither entitle such Employee to, nor disqualify him from, the grant of any other Incentive Awards. Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions as it shall determine, to any officer of the Company or to a committee of officers of the Company the authority to grant Incentive Awards (and to make any and all determinations related thereto) to Participants who are not subject to the reporting requirements of Section 16(a) of the Act.



            4.2. Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.



            4.3. Administration. The Committee shall be responsible for the administration of the Plan. Any Incentive Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.


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                                   SECTION 5.

                              STOCK SUBJECT TO PLAN

            5.1. Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Incentive Awards under the Plan may not exceed 10% of the number of shares of Common Stock outstanding as of the close of the Public Offering. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose.

            5.2. Canceled, Terminated, or Forfeited Awards. Any shares of Common Stock subject to an Incentive Award which for any reason expires, or is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available under the Plan.



            5.3. Adjustment in Capitalization. The aggregate number of shares of Common Stock available for Incentive Awards under Section 5.1 or subject to outstanding Incentive Awards and the respective prices and/or vesting criteria applicable to outstanding Incentive Awards shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event. To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Incentive Award granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Incentive Award would have been entitled to receive in connection with such event.

            Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as provided in Section 7.4 or as otherwise provided by the Committee at or after the date an award of Restricted Stock or Restricted Units is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in substantially the same manner as provided in Section 7.5 hereof.


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                                   SECTION 6.

                                  STOCK OPTIONS

            6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options, except that no Incentive Stock Option may be granted to any Employee of a Subsidiary which is not a corporation. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to the Participant, provided that, in no event shall the number of shares of Common Stock subject to any Options or related Stock Appreciation Rights granted to any Participant during any 12 month period exceed 1,000,000 shares as such number may be adjusted pursuant to Section 5.3. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.



            6.2. Option Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.



            6.3. Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose either at or after the time of grant of such Options, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, unless otherwise determined by the Committee, Options shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment shall remain exercisable until expiration, termination or cancellation of the Option. An Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common


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Stock with respect to which it is then exercisable. Notwithstanding the foregoing, no Option shall be exercisable for more than 10 years after the date on which it is granted.



            6.4. Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full at the time of exercise (i) in cash or cash equivalents, (ii) in the discretion of the Committee, in shares of Common Stock which have been owned by the Participant for at least six months' (or such greater or lesser period as the Committee shall determine) having a Fair Market Value on the date of exercise equal to such Option price or in a combination of cash and Common Stock or (iii) in accordance with such procedures or in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of a written exercise notice and payment of the exercise price in accordance with this Section 6.4, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Common Stock.



            6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code.



            6.6. Settlement. At the time a Participant exercises an Option in lieu of accepting payment of the exercise price of the Option and delivering the number of shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Participant a cash amount, or (ii) issue a lesser number of shares of Common Stock having a Fair Market Value on the date of exercise, equal to the amount, if any, by which the aggregate Fair Market Value of the shares of Common Stock as to which the Option is being exercised exceeds the aggregate exercise price for such shares, based on such terms and conditions as the Committee shall establish.



            6.7. Termination of Employment Due to Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with


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the Company or a Subsidiary terminates by reason of Retirement, any Options granted to such Participant which are exercisable at the date of such Participant's termination of employment may be exercised at any time prior to three (3) years following the Participant's termination of employment or the expiration of the term of the Options, whichever period is shorter.



            6.8. Termination of Employment Due to Death or Disability. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or a Subsidiary terminates by reason of death or Disability, any Options granted to such Participant which are exercisable at the date of such Participant's termination of employment may be exercised by the Participant or the Participant's designated beneficiary, and if none is named, in accordance with Section 10.2, at any time prior to one (1) year following the Participant's termination of employment or the expiration date of the term of the Options, whichever period is shorter.



            6.9. Termination of Employment for Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant's employment with the Company or a Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable prior to the date of such termination) shall be forfeited.



            6.10. Termination of Employment for Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason other than one described in Section 6.7, 6.8 or 6.9, any Options granted to such Participant which are exercisable at the date of such Participant's termination of employment shall be exercisable at any time prior to 90 days following such Participant's termination of employment or the expiration of the term of such Options, whichever period is shorter.



            6.11. Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.


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            6.12. Stock Appreciation Rights. The Committee may, in its
discretion, include in any Option, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option, a right of the Participant to elect, in lieu of purchasing any shares of Common Stock in respect of which such Option is exercisable at any time, to relinquish his Option with respect to any and all of such shares of Common Stock and to receive from the Company a payment, in cash or Common Stock, equal to the amount by which (i) the product of (x) the Fair Market Value of a share of Common Stock on the date of such election multiplied by (y) the number of shares of Common Stock as to which the Participant shall have made such election exceeds (ii) the total exercise price for that number of shares of Common Stock under the terms of such Option. If the Participant shall exercise Stock Appreciation Rights appertaining to any Option, such Option shall thereafter remain exercisable, according to its term, only with respect to the number of shares of Common Stock as to which it would otherwise be exercisable less the number of shares of Common Stock with respect to which such Stock Appreciation Rights have been exercised. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the related Option is exercisable.



                                   SECTION 7.

                      RESTRICTED STOCK AND RESTRICTED UNITS

            7.1. Grant of Restricted Stock and Restricted Units. Any award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion. As determined by the Committee, with respect to an award of Restricted Stock, the Company shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an award of Restricted Units, no shares of Common Stock shall be issued at the time an award is made, and the Company shall not be required to set aside a fund for the payment of such award.



            7.2. Restrictions on Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the

Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock to be transferred during the Restricted Period by the Participant to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, provided that any shares of Restricted Stock so transferred shall remain subject to the provisions of this Section 7.



            7.3. Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units awarded pursuant to the Plan, to vote on any matter submitted to the Company's stockholders until such time as the shares of Common Stock attributable to such Restricted Units have been issued. At the discretion of the Committee, a Participant's Restricted Unit account may be credited with Dividend Equivalents during the Restricted Period.



            7.4. Restricted Period. Unless the Committee shall otherwise determine at or after the date an award of Restricted Stock or Restricted Units is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the shares of Restricted Stock or Restricted Units on the third anniversary of the date of grant, unless sooner terminated as otherwise provided herein. Without limiting the generality of the foregoing, the Committee may provide for termination of the Restricted Period upon the achievement by the Participant of performance goals specified by the Committee at the date of grant. The determination of whether the Participant has achieved such performance goals shall be made by the Committee in its sole discretion.



            7.5. Legend. Each certificate issued to a Participant in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and Shall bear the following (or similar) legend:

            "The shares of stock represented by this certificate are subject to the terms and conditions contained in the American Standard Companies Inc. Stock Incentive Plan and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in an manner (except as provided in Section 7.2 of the Plan) until ____________________."

            7.6. Death, Disability or Retirement. Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or Retirement, the Restricted Period will lapse as to a pro rated portion of the shares of Restricted Stock and Restricted Units transferred or issued to such Participant under the Plan based on the number of days the Participant actually worked since the date the shares of Restricted Stock or Restricted Units were granted (or in the case of an award which becomes vested in installments, since the date, if any, on which the last installment of such Restricted Stock or Restricted Units became vested); provided that, in the case of an award with respect to which the restrictions will lapse, if at all, based on the attainment of performance goals or targets, such vesting shall be deferred until the end of the applicable performance period and be based on that number of shares of Restricted Stock or Restricted Units, if any, that would have been earned based on the attainment or partial attainment of such performance goals or targets. Any shares of Restricted Stock or Restricted Units as to which the Restricted Period has not lapsed at the date of a Participant's termination of employment by reason of death, Disability or Retirement (or which do not become vested after such date under the preceding sentence) shall revert back to the Company upon such Participant's termination of employment (or, if applicable, such deferred vesting date).



            7.7. Termination of Employment. Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in
Section 7.6 at any time prior to the date when the Restricted Period lapses, all shares of Restricted Stock held by the Participant shall revert back to the Company and all Restricted Units and any Dividend Equivalents credited to such Participant shall be forfeited upon the Participant's termination of employment.



            7.8. Issuance of New Certificates; Settlement of Restricted Units. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under
Section 7.2 and the Company shall issue or have issued new share certificates without the legend described in Section 7.5 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver to the Participant, or the Participant's beneficiary or estate, as provided in Section 10.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

      7.9. Performance Related Awards. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of Restricted Shares or Restricted Units, or an award of Common Stock or Restricted Units made in conjunction with other incentive plans established by the Company, to an officer of the Company or a Subsidiary who is subject to the reporting requirements of Section 16(a) of the Exchange Act, other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a "Performance Award"), to the extent required to ensure that the grant of such awards are deductible by the Company or such Subsidiary pursuant to Section 162(m) of the Code. Such performance objectives shall be determined over a measurement period or periods established by the Committee and related to at least one of the following criteria, which may be determined solely by reference to the performance of (i) the Company, (ii) a Subsidiary,
(iii) an affiliate of the Company, or (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to other companies: (A) earnings per share; (B) revenues; (C) operating cash flow; (D) operating earnings; (E) working capital; (F) inventory turnover rates;
(G) earnings to sales ratio; and (H) return on capital (the "Performance Criteria"). The maximum number of shares of Common Stock that may be subject to any such Performance Award in any 12 month period shall not exceed 500,000 shares, as such number may be adjusted pursuant to Section 5.3.


                                   SECTION 8.

                                CHANGE OF CONTROL

      8.1. Accelerated Vesting and Payment. In the event of a Change of Control, the Restricted Period with respect to each share of Restricted Stock and each Restricted Unit will lapse and each Option and Stock Appreciation Right shall become immediately exercisable on the date of such Change of Control.

      8.2. Alternative Awards. Notwithstanding any provision of Section 6, any Participant who holds on the date of a Change of Control an Option or Stock Appreciation Right granted under this Plan shall be entitled to elect, during the 60-days period immediately following such Change of Control, in lieu of acquiring the shares of Common Stock covered by any such Option (or, in the case of a Stock Appreciation Right, the amount of cash and Common Stock such Participant would otherwise be entitled to receive upon the relinquishment of the Option related to such Stock Appreciation Right), to receive, and the Company shall be obligated to pay, the Change of Control Settlement Value with respect to shares of Common Stock up to the number of shares covered by such Option or Stock Appreciation Right, which amount shall be paid in cash.



      8.3.  No Amendment.  Notwithstanding Section 9, the provisions of this
Section 8 may not be amended in any respect following a Change of Control.

                                   SECTION 9.

               AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

            The Board may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan. No action of the Board may, without the consent of a Participant alter or impair his rights under any previously granted Incentive Award.



                                   SECTION 10.

                            MISCELLANEOUS PROVISIONS

      10.1. Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Incentive Award to be transferred, no Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if transferred as contemplated by the previous sentence, a permitted transferee.



      10.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his estate.



      10.3. No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affiliate. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Incentive Awards.



      10.4. Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements on with respect to any Incentive Award, and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose
(i) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Common Stock, in each case, having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state and local tax obligation associated with the transaction.



      10.5. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.



      10.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.



      10.7. Requirements of Law. The granting of Incentive Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.



      10.8. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.



      10.9. No Impact On Benefits. Incentive Awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.



      10.10. Securities Law Compliance. Instruments evidencing Incentive Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including (i) a provision limiting the period during which Stock Appreciation Rights could be exercised to the extent required in order to avoid the application of Section 16(b) of the Act in the case of officers of the Company and (ii) a requirement that the Participant represent to the Company in writing, when an Incentive Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Incentive Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.



      10.11 Term of Plan. The Plan shall be effective upon its adoption by the Board and approval by the holders of the Common Stock, provided, however, that in no event shall the Plan become effective until immediately prior to the occurrence of a Public Offering. The Plan shall expire on the tenth anniversary of the date on which it is adopted by the Board (except as to Incentive Awards outstanding on that date), unless sooner terminated pursuant to Section 9.

                        AMERICAN STANDARD COMPANIES INC.

                              STOCK INCENTIVE PLAN

                                    ADDENDUM

                                     FRANCE



Options may be granted under this Addendum to Participants based in France as follows:

1) Notwithstanding any other provision of the Plan, options granted to any Participant holding shares representing 10% or more of the Company's capital will not be deemed to have been granted pursuant to this Addendum.

 2) Notwithstanding any other provision of the Plan, any option whose exercise price at the time of the grant of the option is less than 80% of the arithmetical average of the market value of a share on the 20 daily sessions next preceding the related date of grant, rounded up, shall not be deemed to have been granted under this Addendum.

3) Notwithstanding any other provision of the Plan, the maximum delay to grant options relating to shares that will not be repurchased by the Company is 5 years after the date of the Company shareholders meeting which authorized the grant of options under the Plan.

4) Notwithstanding any other provisions of the Plan, the exercise price of an option shall be adjusted only upon the occurrence of the events specified under the July 24, 1966 corporate law - section 208-5 in accordance with French law.

5) Notwithstanding any other provision of the Plan, upon the death of a French Participant, to the extent an option was exercisable by such Participant at the date of death, all such options shall remain exercisable for a period of six months from the date of the French participant's death.